Exhibit 99.1

FOR IMMEDIATE RELEASE	Stock Symbol: PBNY
Traded on NASDAQ Global Select Market

CONTACT:

Suzanne Copeland, Provident Bank

845.369.8341

PROVIDENT BANK IMPROVES EFFICIENCY TO FUEL GROWTH STRATEGIES

$10 million targeted in savings over current cost structure

MONTEBELLO, NY— (August 9, 2011) – Provident Bank, a subsidiary of Provident New York Bancorp (NASDAQ: PBNY), announced today that it was taking measures to reduce expenses to better position the bank for enhanced revenue growth. Repositioning of the company’s expense base will save approximately $10 million over the next year with about half of the expense savings in personnel, which have been identified, and the remainder in other expenses.

“Following these expense reductions, Provident Bank will be well positioned for growth and improved financial performance,” said Jack Kopnisky, President and CEO of Provident Bank.

A portion of the cost savings will be redeployed to new revenue generating initiatives designed to improve efficiency and enhance customer experience.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This press release contains forward-looking statements including, but not limited to, statements related to future expense savings. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. There are a number of important factors described in documents filed by the Company with the Securities and Exchange Commission, including a Current Report on Form 8-K, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Headquartered in Montebello, N.Y., Provident Bank, with $2.9 billion in assets, is the largest independent full-service community bank in the lower Hudson Valley. Provident Bank operates 35 branches that serve the Hudson Valley region including three Commercial Banking Centers in Westchester County, and one office in Bergen County, N.J. The bank offers a complete line of commercial, retail and investment services. Visit the Provident Bank Web site at www.providentbanking.com.